EXHIBIT 12


                         THE BEAR STEARNS COMPANIES INC.
         STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS, EXCEPT FOR RATIO)


                                        FISCAL YEAR      FISCAL YEAR     FISCAL YEAR     FISCAL YEAR        FISCAL YEAR
                                           ENDED            ENDED           ENDED           ENDED              ENDED
                                       JUNE 30, 1998    JUNE 30, 1997   JUNE 30, 1996   JUNE 30, 1995      JUNE 30, 1994
                                       -------------    -------------   -------------   -------------      -------------
Earnings before provision for income
  taxes                               $    1,063,492    $  1,013,690    $    834,926    $    388,082       $    642,799
                                      --------------    ------------    ------------    ------------       ------------

Add:  Fixed Charges

         Interest                          3,638,513       2,551,364       1,981,171       1,678,515          1,023,866
         Interest factor in rent              30,130          26,516          25,672          24,594             21,772
                                      --------------    ------------    ------------    ------------       ------------

  Total fixed charges                      3,668,643       2,577,880       2,006,843       1,703,109          1,045,638
                                      --------------    ------------    ------------    ------------       ------------

Earnings before fixed charges
  and provision for income taxes      $    4,732,135    $  3,591,570    $  2,841,769    $  2,091,191       $  1,688,437
                                      ==============    ============    ============    ============       ============

Ratio of earnings to fixed
  charges                                        1.3             1.4             1.4             1.2                1.6
                                      ==============    ============    ============    ============       ============

